POWER OF ATTORNEY

      Know all by these presents, that the undersigned hereby constitutes and appoints James Carroll, John W. Huber,
Seymour A. Schlosser, and Gregg M. Gibbons, or any of them individually, the undersigned's true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement to be filed by Wynn's International, Inc. with the Securities and Exchange Commission with respect to the Wynn's International, Inc. 1999 Stock Awards Plan (the "Form S-8 Registration Statement") and to sign any and all amendments (including post-effective amendments) to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission.

     The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact, or each such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

     This Power of Attorney shall remain in full force and effect with respect to each of the foregoing attorneys-in-fact until it is revoked as to an attorney-in-fact by the undersigned in a signed writing delivered to that attorney-in-fact.

     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of December 21, 1999.

                                        /s/ Bryan L. Herrmann
                                        -----------------------
                                        BRYAN L. HERRMANN